POWER OF ATTORNEY


     I hereby appoint Lyn G. Rupich, President of AJS Bancorp, Inc. (the "Company") to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3,4 or 5 or any amendment thereto required to be filed by me, as a result of my association with the Company, under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and neccessary to that end, until such time as I notify Ms. Rupich in writing that her authority to act on my behalf in this manner has been withdrawn.


     I have signed this power of attorney on Feburary 3rd, 2004.


                                           By: /s/Pam Favero
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                               In presence of: Jennifer Walko
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                                               Signature of Witness

                                               Jennifer Walko
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                                               Printed Name